Exhibit 4.7.1(x)

This Instrument prepared by and
upon recording, please return to:
Reginald T. O’Shields, Esq.
Sutherland, Asbill & Brennan LLP
999 Peachtree Street, N.E.
Atlanta, Georgia 30309-3996

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES,
COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION),
GRANTOR,
to
SUNTRUST BANK,
TRUSTEE

TWENTY-THIRD SUPPLEMENTAL
INDENTURE

Relating to the
Series 2003 (FFB N-8) Note
and
Series 2003 (RUS N-8) Reimbursement Note

Dated as of March 1, 2003

FIRST MORTGAGE OBLIGATIONS

          THIS TWENTY-THIRD SUPPLEMENTAL INDENTURE, dated as of March 1, 2003, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as Grantor (hereinafter called the “Company”), and SUNTRUST BANK, formerly known as SunTrust Bank, Atlanta, a banking corporation organized and existing under the laws of the State of Georgia, as Trustee (in such capacity, the “Trustee”).

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (hereinafter called the “Original Indenture”), for the purpose of conveying and mortgaging to the Trustee, in trust, and granting to the Trustee a security interest in, substantially all of the then-owned and thereafter-acquired real property and tangible personal property, wherever located, and certain of the then-owned and thereafter-acquired intangible personal property of the Company to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations (as defined in the Original Indenture) and the performance of the covenants contained in the Outstanding Secured Obligations and the Original Indenture;

     WHEREAS, capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Original Indenture;

     WHEREAS, the Original Indenture has heretofore been amended and supplemented by twenty-two Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, hereinafter sometimes called the “Indenture”);

          WHEREAS, the Company intends to enter into an Amended and Restated Loan Contract, in or about March 2003, with the United States of America, acting by and through the Administrator of the Rural Utilities Service (“RUS”) which, among other things, provides the terms and conditions of a loan from the Federal Financing Bank (“FFB”) in a principal amount of up to $313,665,000 (the “FFB N-8 Loan”);

          WHEREAS, the Company’s obligation to repay the FFB N-8 Loan will be evidenced by that certain Series 2003 (FFB N-8) Note, to be dated the date of its authentication (the “Series 2003 (FFB N-8) Note”), from the Company to FFB;

          WHEREAS, RUS will guarantee the Company’s obligation to repay the FFB N-8 Loan;

          WHEREAS, the Company will be obligated to reimburse RUS for any payments made to FFB on behalf of the Company in connection with the FFB N-8 Loan;

          WHEREAS, the Company’s obligation to reimburse RUS for any payment under its guarantee to FFB will be evidenced by that certain Series 2003 (RUS N-8) Reimbursement Note, to be dated the date of its authentication (the “Series 2003 (RUS N-8) Reimbursement Note”; together with the Series 2003 (FFB N-8) Note, the “Series 2003 (N-8) Notes”), from the Company to RUS;

          WHEREAS, the Company desires to execute and deliver this Twenty-Third Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of (i) conveying and confirming unto the Trustee the property more particularly described on Exhibit A, and (ii) providing for the creation and designation of the Series 2003 (N-8) Notes as Additional Obligations and specifying the forms and provisions thereof;

          WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee, may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1, including to better assure, convey and confirm unto the Trustee any property subjected to the lien of the Indenture and to create additional series of Obligations under the Indenture and to make provision for such additional series of Obligations; and

          WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure under the Indenture the payment of the principal of (and premium, if any) and interest on the Series 2003 (N-8) Notes, to make the Series 2003 (N-8) Notes to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding lien for the security of the Series 2003 (N-8) Notes, in accordance with its terms, have been done and taken; and the execution and delivery of this Twenty-Third Supplemental Indenture have been in all respects duly authorized by the Company;

          NOW, THEREFORE, THIS TWENTY-THIRD SUPPLEMENTAL INDENTURE WITNESSETH, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, including, when authenticated and delivered, the Series 2003 (N-8) Notes, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the Series 2003 (N-8) Notes are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company, whether now owned or hereafter acquired, of the character described in the Granting Clauses of the Original Indenture, wherever located, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including the property more particularly described in Exhibit A attached hereto, subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Indenture subject in all cases to Sections 5.2 and 11.2 B of the Original Indenture, and to the rights of the Company under the Indenture including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Original Indenture to the extent contemplated thereby.

          PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of “Excepted Property” in the Original Indenture (excluding the property described in Section 2 of Exhibit B in the Original Indenture) upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

          The Company may, however, pursuant to the Granting Clause Third of the Original Indenture subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

          TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Original Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust created by the Indenture, forever.

          SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

          BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

          UPON CONDITION that, until the happening of an Event of  Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

          THE INDENTURE, INCLUDING THIS TWENTY-THIRD SUPPLEMENTAL INDENTURE, is given to secure the Outstanding Secured Obligations, and is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations.  Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants contained in the Indenture in a timely manner, then the Indenture shall be canceled and surrendered.

          AND IT IS HEREBY COVENANTED AND DECLARED that the Series 2003 (N-8) Notes are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Original Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:

ARTICLE I

THE SERIES 2003 (N-8) NOTES AND
CERTAIN PROVISIONS RELATING THERETO

          Section 1.1  Authorization and Terms of the Series 2003 (FFB N-8) Note.

          There shall be created and established an Additional Obligation in the form of a promissory note known as and entitled the “Series 2003 (FFB N-8) Note,” the form, terms and conditions of which shall be substantially as set forth in or prescribed pursuant to this Section and Section 1.2 hereof.  The principal face amount of the Series 2003 (FFB N-8) Note is limited to $313,665,000.

          The Series 2003 (FFB N-8) Note, when duly executed and issued by the Company, and authenticated and delivered by the Trustee, will be equally and proportionately secured under the Indenture with all other Outstanding Secured Obligations.

          The Series 2003 (FFB N-8) Note shall be dated the date of its authentication.  The Series 2003 (FFB N-8) Note shall mature on December 31, 2025, and shall bear interest from the date of its authentication to the date of its maturity at rates calculated as provided for in the form of note prescribed pursuant to Section 1.2 hereof.  The Series 2003 (FFB N-8) Note shall be authenticated and delivered to, and made payable to, FFB.

          All payments made on the Series 2003 (FFB N-8) Note shall be made as provided in the Series 2003 (FFB N-8) Note in lawful money of the United States of America which will be immediately available on the date payment is due.

          Section 1.2  Form of the Series 2003 (FFB N-8) Note.

          The Series 2003 (FFB N-8) Note and the Trustee’s certificate of authentication for the Series 2003 (FFB N-8) Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2003 (FFB N-8) Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Original Indenture.

          Pursuant to Section 1.20 of the Original Indenture, the United States of America, acting by and through the Administrator of RUS, shall be, and shall have the rights of, the Holder of the Series 2003 (FFB N-8) Note for all purposes under the Indenture at all times during which the Series 2003 (FFB N-8) Note continues to be guaranteed by the United States of America, acting by and through the Administrator of RUS.

          Section 1.3  Authorization and Terms of the Series 2003 (RUS N-8) Reimbursement Note.

          There shall be created and established an Additional Obligation in the form of a reimbursement note known as and entitled the “Series 2003 (RUS N-8) Reimbursement Note,” the form, terms and conditions of which shall be substantially as set forth in or prescribed pursuant to this Section and Section 1.4 hereof.

          The Series 2003 (RUS N-8) Reimbursement Note, when duly executed and issued by the Company, and authenticated and delivered by the Trustee, will be equally and proportionately secured under the Indenture with all other Outstanding Secured Obligations.

          The Series 2003 (RUS N-8) Reimbursement Note shall be dated the date of its authentication.  The Series 2003 (RUS N-8) Reimbursement Note shall mature and shall bear interest for the periods and at the rates calculated as provided for in the form of note prescribed pursuant to Section 1.4 hereof.  The Series 2003 (RUS N-8) Reimbursement Note shall be authenticated and delivered to, and made payable to, the United States of America, acting by and through the Administrator of RUS.

          All payments made on the Series 2003 (RUS N-8) Reimbursement Note shall be made to the United States of America, acting by and through the Administrator of RUS, at the United States Treasury, Washington, D.C. in lawful money of the United States of America which will be immediately available on the date payment is due.

          The Series 2003 (RUS N-8) Reimbursement Note is an Additional Obligation issued by the Company for the purpose of evidencing the Company’s obligation to reimburse the United States of America, acting by and through the Administrator of RUS, for all amounts paid, or for any advances or loans made to or on behalf of the Company, on account of the guarantee by the United States of America, pursuant to the Rural Electrification Act of 1936, as amended, of the Series 2003 (FFB N-8) Note, and related interest, fees, costs, penalties, charges and other amounts, and constitutes an “RUS Reimbursement Obligation” as described in Section 4.9 of the Original Indenture.

          Section 1.4  Form of the Series 2003 (RUS N-8) Reimbursement Note.

          The Series 2003 (RUS N-8) Reimbursement Note and the Trustee’s certificate of authentication for such Series 2003 (RUS N-8) Reimbursement Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2003 (RUS N-8) Reimbursement Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

ARTICLE II

MISCELLANEOUS

          Section 2.1  This Twenty-Third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and modified, is hereby confirmed.  Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Original Indenture shall be applicable to the Series 2003 (N-8) Notes to the same extent as if specifically set forth herein.  All references herein to Sections, definitions or other provisions of the Original Indenture shall be to such Sections, definitions and other provisions as they may be amended or modified from time to time pursuant to the Indenture.  All capitalized terms used in this Twenty-Third Supplemental Indenture shall have the same meanings ascribed to them in the Original Indenture, except in cases where the context clearly indicates otherwise.

          Section 2.2  All recitals in this Twenty-Third Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

          Section 2.3  Whenever in this Twenty-Third Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Twenty-Third Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

          Section 2.4  Nothing in this Twenty-Third Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Twenty-Third Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Twenty-Third Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations.

          Section 2.5  This Twenty-Third Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

          Section 2.6  To the extent permitted by applicable law, this Twenty-Third Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated.  The mailing address of the Company, as debtor is:

2100 East Exchange Place (30084-5336) P.O. Box 1349 (30085-1349) Tucker, GA

and the mailing address of the Trustee, as secured party, is:

SunTrust Bank Corporate Trust Department Mail Code 008 25 Park Place, 24th Floor Atlanta, Georgia 30303-2900

[Signatures on Next Page.]

          IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Third Supplemental Indenture to be duly executed under seal as of the day and year first written above.

Company:	OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia

	By:	/s/ Thomas A. Smith

Thomas A. Smith
President and Chief Executive Officer

Signed, sealed and delivered by the Company in the presence of:	Attest:	/s/ Patricia N. Nash

Patricia N. Nash
Secretary
/s/ Reginald T. O’Shields

Witness

/s/ Sharon H. Wright

Notary Public		[CORPORATE SEAL]

[NOTARY SEAL]

My commission expires: October 14, 2003

[Signatures Continued on Next Page.]

[Signatures Continued from Previous Page.]

Trustee:	SUNTRUST BANK, as Trustee a banking corporation organized and existing under the laws of the State of Georgia

	By:	/s/ B. A. Donaldson

Signed, sealed and delivered by the Trustee in the presence of:		Name: B.A. Donaldson Title: Vice President

	By:	/s/ Rebecca Fischer

/s/ Tim Speakman		Name: Rebecca Fischer
Title: Assistant Vice President
Witness

/s/ Jack Ellerin

Notary Public		[BANK SEAL]

[NOTARY SEAL]

My commission expires: December 11, 2005

Exhibit A

          All right, title and interest of the Company in and to the electric generating plants and facilities and electric transmission and distribution lines and facilities now owned by the Mortgagor and located in the Counties of Appling, Ben Hill, Burke, Carroll, Clarke, Cobb, DeKalb, Floyd, Fulton, Heard, Jackson, Monroe, Talbot, and Toombs, State of Georgia, or hereafter constructed or acquired by the Company, wherever located, and in and to all extensions and improvements thereof and additions thereto, including all substations, service and connecting lines (both overhead and underground), poles, towers, posts, cross arms, wires, cables, conduits, mains, pipes, tubes, transformers, insulators, meters, electrical connections, lamps, fuses, junction boxes, fixtures, appliances, generators, dynamos, water turbines, water wheels, boilers, steam turbines, motors, switch boards, switch racks, pipe lines, machinery, tools, supplies, switching and other equipment, and any and all other property of every nature and description, used or acquired for use by the Company in connection therewith and including, without limitation, the following described property, now owned or hereafter acquired, to-wit:

1.       ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lots 173, 174, 177 and 178 (the below referenced survey discloses approximate locations of the lines of such Land Lots, and according thereto, the OPC Block Property is located within Land Lots 173, 177 and 178) of the 4th Land District, Heard County, Georgia, and being more particularly described as follows:

To find the TRUE POINT OF BEGINNING, begin at the concrete monument found at the point located at the land lot corner common to Land Lots 155 and 156, Carroll County, Georgia, and Land Lots 168 and 169, 4th Land District, Heard County, Georgia; thence run south 59 degrees 44 minutes 01 seconds east a distance of 12307.71 feet to a fence corner (known as Southwest corner of Switchyard); thence run south 48 degrees 37 minutes 33 seconds west a distance of 1514.39 feet to a point; thence run north 44 degrees 59 minutes 33 seconds west a distance of 880.74 feet to a point, which point is the TRUE POINT OF BEGINNING.  FROM THE TRUE POINT OF BEGINNING as thus established, thence running south 45 degrees 00 minutes 27 seconds west a distance of 1249.16 feet to a point; thence running north 44 degrees 59 minutes 33 seconds west a distance of 440.38 feet to a point; thence running north 45 degrees 00 minutes 27 seconds east a distance of 1249.16 feet to a point; thence running south 44 degrees 59 minutes 33 seconds east a distance of 440.38 feet to a point and the TRUE POINT OF BEGINNING; being designated Oglethorpe Power Corporation Wansley Block Tract 3, containing 12.629 acres, more or less, all as shown on survey for Georgia Power Co., Atlanta, Ga. Land Department, Plant Wansley Combined Cycle Site Division of Property between Co-Owners, dated May 26, 2000, and certified by M. Greg Johnson, Georgia Registered Land Surveyor No. 2203, a copy of which survey is recorded at Plat Book 11, pages 35 and 36, Heard County, Georgia records (OPC Block Property - - 100% interest).

          ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lots 173, 174, 177 and 178 (the below referenced survey discloses approximate locations of the lines of such Land Lots, and according thereto, the OPC Warehouse Property is located within Land Lot 178) of the 4th Land District, Heard County, Georgia, and being more particularly described as follows:

To find the TRUE POINT OF BEGINNING, begin at the concrete monument found at the point located at the land lot corner common to Land Lots 155 and 156, Carroll County, Georgia, and Land Lots 168 and 169, 4th Land District, Heard County, Georgia; thence run south 59 degrees 44 minutes 01 seconds east a distance of 12307.71 feet to a fence corner (known as Southwest corner of Switchyard); thence run south 48 degrees 37 minutes 33 seconds west a distance of 1514.39 feet to a point; thence run south 45 degrees 00 minutes 27 seconds west a distance of 1249.16 feet to a point; thence run north 44 degrees 59 minutes 33 seconds west a distance of 1544.00 feet to a point, which point is the TRUE POINT OF BEGINNING.  FROM THE TRUE POINT OF BEGINNING as thus established, thence running south 45 degrees 00 minutes 27 seconds west a distance of 263.17 feet to a point; thence running north 44 degrees 59 minutes 33 seconds west a distance of 112.50 feet to a point; thence running north 45 degrees 00 minutes 27 seconds east a distance of 263.17 feet to a point; thence running south 44 degrees 59 minutes 33 seconds east a distance of 112.50 feet to a point and the TRUE POINT OF BEGINNING; being designated Tract 7, containing 0.680 acres, more or less, all as shown on survey for Georgia Power Co., Atlanta, Ga. Land Department, Plant Wansley Combined Cycle Site Division of Property between Co-Owners, dated May 26, 2000, and certified by M. Greg Johnson, Georgia Registered Land Surveyor No. 2203, a copy of which survey is recorded at Plat Book 11, pages 35 and 36, Heard County, Georgia records (OPC Warehouse Property - - 100% interest).

          TOGETHER WITH the rights and easements appurtenant to the above described property created and established by, and subject to the terms and provisions of and the easements affecting the above described property created and established by, that certain Declaration of Covenants and Cross-Easements for Wansley CC Blocks dated as of July 13, 2000, recorded in Deed Book 1297, page 135, Carroll County, Georgia records, and in Deed Book 211, page 180, Heard County, Georgia records, as amended and restated by that certain Amended and Restated Declaration of Covenants and Cross-Easements for Wansley CC Blocks dated as of November 15, 2001, by and among Georgia Power Company, Oglethorpe Power Corporation (An Electric Membership Corporation), Municipal Electric Authority of Georgia, and City of Dalton, an incorporated municipality in the State of Georgia, acting by and through the Board of Water, Light and Sinking Fund Commissioners of the City of Dalton, Georgia, recorded or to be recorded in the Carroll County, Georgia, records and the Heard County, Georgia records, and the interest of Grantor in and to the Wansley CC Projects Common Facilities as defined and established in that certain Plant Wansley CC Projects Ownership Participation Agreement by and among Georgia Power Company, Oglethorpe Power Corporation (an Electric Membership Corporation) and Municipal Electric Authority of Georgia (a public corporation and instrumentality of the State of Georgia) dated as of November 15, 2001, recorded or to be recorded in the Carroll County, Georgia records and the Heard County, Georgia records on or about even date herewith.

2.       All that tract or parcel of land lying and being in Land Lot 243 of the Third District of Heard County, Georgia, and being designated Tract II containing 1.893 acres on plat of survey for Georgia Power Co., Atlanta, Ga., prepared by M. Greg Johnson, Georgia Registered Land Surveyor No. 2203 and dated July 18, 2000 and more particularly described as follows:

BEGIN at the common corner of Land Lots 268, 269, 243 and 242 of the Third District, Heard County, Georgia and run thence south 0 degrees 51 minutes 58 seconds west 801.59 feet to a point, which said point is the point of beginning, from said point of beginning run thence north 87 degrees 34 minutes 50 seconds east 269.4 feet to a point; thence run south 2 degrees 25 minutes 10 seconds east 250.0 feet to a point; thence run south 69 degrees 37 minutes 21 seconds west 303.94 feet to a point; thence run north 0 degrees 51 minutes 58 seconds east 344.28 feet to a point, which said point is the point of beginning (Fee Simple Parcel for Pumping Station - - 25% undivided interest).

3.       A nonexclusive driveway easement for ingress and egress over and through all that tract or parcel of land situate, lying and being in Land Lot 243 of the Third District of Heard County, Georgia as shown on plat of survey for Georgia Power Co., Atlanta, Ga., prepared by M. Greg Johnson, Georgia Registered Land Surveyor No. 2203 and dated July 18, 2000 and being shown as 30’ ingress and egress easement on said plat and further being designated as Tract I containing .981 acres on said plat and more particularly described as follows:

To find the point of beginning, begin at the common corner of Land Lots 268, 269, 243 and 242 of the Third District and run thence south 0 degrees 51 minutes 58 seconds west 801.59 feet to a point, thence run north 87 degrees 34 minutes 50 seconds east 269.4 feet to a point, thence run south 2 degrees 25 minutes 10 seconds east 250 feet to a point, which said point is the point of beginning.  From said point of beginning run thence south 2 degrees 25 minutes 10 seconds east 1422.14 feet to a point, which said point is on the northerly right of way of Georgia Highway No. 34 (100’ right of way) south 60 degrees 37 minutes 23 seconds west 33.66 feet to a point; thence run north 2 degrees 25 minutes 10 seconds west 1427.68 feet to a point; thence run north 69 degrees 37 minutes 21 seconds east 31.54 feet to a point, which said point is the point of beginning.

Tracts I and II being as shown on plat of survey described as Plant Wansley Gas Metering Site Property, which plat is dated July 18, 2000, prepared by M. Greg Johnson, Georgia Registered Land Surveyor Number 2203, and recorded in Plat Book 11, Pages 93-94, Office of the Clerk of the Superior Court of Heard County, Georgia and reference to which said plat is hereby made for a more complete and accurate description of the metes and bounds of Tracts I and II, aforesaid (Nonexclusive Driveway Easement - - 25% undivided interest).

4.       ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lots 243, 242, 241, 271, 272 and 270 of the 3rd District and Land Lots 185, 184, 183, 182, 181, 180, 190, 191, of the 4th District, all in Heard County, Georgia and being more particularly described as follows:

To find the TRUE POINT OF BEGINNING, commence at a 1” open top pipe found at the common corner to Land Lots 268, 269, 243 and 242 of the Third District, Heard County, Georgia; running thence South 00° 51’ 58” West, 801.59 feet to a ½” rebar with GPC yellow cap found at the northwestern corner of property owned now or formerly by Georgia Power Company; running thence along the northerly boundary line of said property also being the southerly boundary line of property owned now or formerly by Estate of T.W. Goodson, Sr.  North 87° 34’ 50” East, 269.40 feet to a point and the TRUE POINT OF BEGINNING.

          From the TRUE POINT OF BEGINNING as thus established and running thence over property owned now or formerly by the Estate of T.W. Goodson, Sr. North 02°25’10” West, 791.35 feet to a 1” open top pipe found on the southerly boundary line of property now or formerly owned by J.J. Dyer and the land lot line common to Land Lots 242 and 243; running thence through said property of J.J. Dyer North 02° 25’10” West, 1544.75 feet to a point on the southerly boundary line of property owned now or formerly by Paul Welsh; running thence through said property North 02°25’10” West, 811.50 feet to a point; running thence North 42°34’50” East, 118.87 feet to a point in the centerline of Enon Grove Road (30’ R/W); running thence from said centerline and through the property now or formerly owned by the Estate of T.W. Goodson, Sr. North 42°34’50” East, 100.34 feet to a point on the westerly boundary of property now or formerly owned by Georgia Power Company, ; running thence along the westerly boundary of property owned now or formerly by Georgia Power Company the following courses and distances: North 02°25’10” West, 876.15 feet to a point; North 12°02’15” West, 479.86 feet to a point; North 02°28’11” West, 1520.79 feet to a point; North 01°50’18” West, 1573.35 feet to a point; North 04°36’52” West, 1880.14 feet to a point; North 02°30’47”West, 423.63 feet to a point; North 03°29’21”West, 1922.33 feet to a point; North 02°47’01”West, 1054.26 feet to a point on the property line separating property owned now or formerly by Plantation Pipe Line Company and Georgia Power Company property; thence running South 88°32’38”East, 40.11 feet to a point; thence North 02°47’01”West, 261.17 feet to a point; thence through said Plantation Pipeline Company property North 26°34’51” West, 443.99 feet to a point in the centerline of Enon Grove Road (30’ R/W); thence across said right of way of Enon Grove Road and running through property owned now or formerly by Joe D. Stephens Jr. North 26°34’51” West, 257.67 feet to a point; continuing through the property of Joe D. Stephens Jr. North 03°00’54” West, 549.80 feet to a point on the southerly boundary line of property owned now or formerly by Joe D. Stephens Jr. and Anne Stephens Henry and being the approximate land lot line common to Land Lots 185 and 184; thence running through the property of Joe D. Stephens Jr. and Anne Stephens Henry the following courses and distances: North 03°00’54” West, 783.27 feet to a point; North 18°51’40” East, 773.53 feet to a point; North 03°08’51” West, 3391.56 feet to a point on the southerly boundary line of property owned now or formerly by Georgia Power Company; running thence through said property North 03°08’51” West, 3796.89 feet to a point on the south side of Sellars Road (50’ R/W); thence continuing across the right-of-way of Sellars Road and through said Georgia Power Company property North 02°31’06” West, 451.87 feet to a point on the southerly boundary line of property owned now or formerly by J.B. Storey and Sarah H. Storey and the approximate land lot line common to Land Lots 182 and 181; running thence through said property the following two courses and distances: North 02°31’06” West, 453.89 feet to a point and North 01° 27’27” West, 123.15 feet to a point on the southerly boundary line of property owned now or formerly by Randall Harley Storey; running thence through said property the following courses and distances: North 01°27’27” West, 1314.05 feet to a point; and North 47°54’28” West, 920.58 feet to a point; thence North 45°35’34” West, 624.92 feet to a point on the southerly boundary line of property owned now or formerly by Hubert L. Pegram Jr. and Mavis Flowers Pegram and the approximate land lot line common to Land Lots 181 and 180; running thence North 45°35’34” West, 1275.86 feet to a point on the southern edge of the Chattahoochee River; continuing thence to the centerline of the Chattahoochee River North 45°35’34”West, 162.88 feet to a point; running thence North 45°35’35” West, from the centerline and across the waters of the Chattahoochee River and through the Plant Wansley property, 861.58 feet to a point; running thence through the Plant Wansley property the following courses and distances:

South 44°22’19” West, 132.42 feet to a point; South 19°26’36” West, 844.04 feet to a point; South 45°00’24” West, 887.73 feet to a point; North 76°34’05” West, 992.00 feet to a point; and South 45°00’29” West, 917.73 feet to a point located at the southeastern corner of the Plant Wansley Conditioning Station; thence along the southern boundary of said conditioning station North 45°00’45” West, 259.44 feet to a point; thence along the western boundary of said conditioning station North 45°00’29” East, 236.53 feet to a point on the southerly property line of property now or formerly owned by Georgia Power Company (Wansley CC Block); thence along said property line and along the northern boundary of said conditioning station South 44° 59’05” East, 204.44 feet to a point; running thence through said Georgia Power Company (Wansley CC Block) property North 45°00’29” East, 712.07 feet to a point; thence through the Plant Wansley Property the following courses and distances: South 76°34’05” East, 992.00 feet to a point; North 45°00’24” East, 844.50 feet to a point; North 19°26’36” East, 843.72 feet to a point; North 44°23’19” East, 65.23 feet to a point; South 45°35’35” East and across the waters of the Chattahoochee River, 916.62 feet to a point on the centerline of the Chattahoochee River and the northerly boundary line of property now or formerly owned by Hubert L. Pegram, Jr. and Mavis Flowers Pegram; running thence through said property, South 45°35’34” East, 163.66 feet to a point on the northerly bank of the Chattahoochee River; thence continue South 45°35’34” East, 1351.03 feet to a point on the northerly boundary line of property owned now or formerly by Randall Harley Storey and the approximate land lot line common to Land Lots 180 and 181; running thence through the Randall Harley Storey property the following courses and distances: South 45°35’34” East, 547.45 feet to a point; South 47°54’28” East, 951.25 feet to a point; and South 01°27’27” East, 1348.26 feet to a point on the northerly boundary line of property owned now or formerly by J.B. Storey and Sarah H. Storey; running thence through said J.B. and Sarah H. Storey property South 01°27’27” East, 120.43 feet to a point; thence continuing South 02°31’06” East, 458.19 feet to a point located on the northerly boundary line of property owned now or formerly of Inland Paperboard and Packaging Company (“Inland”) and the approximate land lot line common to Land Lots 181 and 182; running thence through the Inland property: South 02°31’06” East, 545.61 feet to a point; thence continuing South 03°08’51” East, 3802.62 feet to a point on the northerly boundary line of property owned now or formerly by Joe D. Stephens, Jr. and Anne Stephens Henry; running thence through said property the following courses and distances: South 03°08’51” East, 3400.01 feet to a point; South 18°51’40” West, 773.62 feet to a point; South 03°00’54” East, 776.70 feet to a point on the northerly boundary line of property owned now or formerly by Joe D. Stephens Jr. and the approximate land lot line common to Land Lots 184 and 185; running thence through said property South 03°00’54” East, 526.24 feet to a point; and South 26°34’51” East, 226.23 feet to the centerline of Enon Grove Road (30’ R/W); running thence from said centerline South 26°34’51” East, 15.92 feet to property owned now or formerly by Plantation Pipeline Company; thence South 26°34’51” East, 453.41 feet to a point; and South 02°47’01” East, 276.84 feet to a point on the northerly boundary line of property owned now or formerly by Inland; running thence through the Inland property the following courses and distances: South 02°47’01” East, 1047.04 feet to a point; and South 03°39’20” East, 1922.55 feet to a point in Land Lot 272; South 02°30’47” East, 422.74 feet to a point ; South 04°36’52” East, 1880.67 feet to a point; South 01°50’18” East, 1575.03 feet to a point; and South 02°28’11” East, 1011.07 feet to a point on the northerly boundary line of property owned now or formerly by the Estate of T.W. Goodson, Sr.; running thence through said Goodson property South 02°28’11” East, 501.70 feet to a point; South 12°02’15” East, 588.27 feet to a point; and South 02°25’10” East, 963.43 feet to a point; running thence South 42°34’50” West, 70.71 feet to a point; thence continue South 42°34’50” West, 47.44 feet to a point located on the northerly side of Enon Grove Road (a 30’ R/W); running thence from said northerly side of Enon Grove Road South 42°34’50”West, 15.47 feet to the centerline of Enon Grove Road; run thence South 42°34’50” West, 106.79 feet to a point; thence continue through the Paul Welsh property South 02°25’10” East, 756.57 feet to a point on the northerly boundary line of property owned now or formerly by J.J. Dyer and the approximate land lot line common to Land Lots 242 and 243; ; running thence through said Dyer property South 02°25’10” East, 1547.56 feet to the northerly boundary line of property owned now or formerly by the Estate of T.W. Goodson, Sr. and the approximate land lot line common to Land Lots 242 and 243; running thence through said Goodson property South 02°25’10” East, 786.85 feet to an iron pin set on the northerly boundary line of property owned now or formerly by Georgia Power Company; running thence South 87° 34’ 50” West, 75.00 feet to a point and the TRUE POINT OF BEGINNING.

          Said easement description is more particularly described on certain Georgia Power Company – Land Department Maps of the Plant Wansley Gas Line referenced in that certain Grant of Easements and Assignment and Assumption of Rights, Permits and Easement Agreements between Georgia Power Company, Oglethorpe Power Corporation and Municipal Electric Authority of Georgia, dated November 20, 2001, filed for record in Book 232, beginning at page 322, records of the Clerk of the Superior Court, Heard County, Georgia (Oglethorpe Gas Line Right-of-Way - - 25% undivided interest).